EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated December 23, 1998 on the statements of condition and related bond portfolios of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 308 (Colorado IM-IT, Pennsylvania IM-IT and Virginia Quality Trusts) as of December 23, 1998 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                        GRANT THORNTON LLP

Chicago, Illinois
December 23, 1998